UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2014

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

(a)  and (b)        Voting Results.

At the 2014 annual meeting of shareholders of First United Corporation (the “Corporation”) held on May 15, 2014, the shareholders voted on: (i) the election of five director nominees to serve until the 2015 annual meeting of shareholders or until their successors are duly elected and qualified (Proposal 1); (ii) the ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for 2014 (Proposal 2); and (iii) the adoption of a non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2013 (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of Directors:

	For	Withheld	Abstain	Broker Non-Votes
John F. Barr	2,426,921	231,112	0	1,314,152
Brian R. Boal	2,426,354	231,679	0	1,314,152
William B. Grant	2,500,332	157,701	0	1,314,152
John W. McCullough	2,506,445	151,588	0	1,314,152
Marisa A. Shockley	2,413,757	244,276	0	1,314,152

Proposal 2 – Ratification of the Appointment of ParenteBeard LLC:

For	Against	Abstain	Broker Non-Votes
3,815,894	106,892	49,399	0

Proposal 3 – Adoption of a non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers:

For	Against	Abstain	Broker Non-Votes
2,350,583	235,274	72,176	1,314,152

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: May 20, 2014	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President and Chief Financial Officer